EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167356, 333-156425, 333-156424, 333-119143, 333-112332, 333-126025, 333-122188, 333-206298, 333-218359) of Universal Health Services, Inc. of our report dated February 28, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

February 28, 2018

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103

T: (267) 330 3000 , F: (267)330 3300, www.pwc.com/us